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                                                                     Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hemagen Diagnostics, Inc.
Waltham, Massachusetts

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009 and 333-06147) and in the Registration Statement on Form S-8 (No. 33-3333718) of our report dated December 2, 1999, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.





                                                BDO Seidman, LLP



Boston Massachusetts
December 29, 1999